2

NAME OF REGISTRANT:
Franklin Universal Trust
File No. 811-5569


EXHIBIT ITEM No. 77C: Submission of matters to a vote of security holders.





                    FRANKLIN UNIVERSAL TRUST
        MINUTES OF THE 2003 ANNUAL SHAREHOLDERS' MEETING

                        February 24, 2003




The Annual Shareholders' Meeting of Franklin Universal Trust (the
"Fund") was held on February 24, 2003 at 2:00 p.m. Pacific Time at the offices of the Fund, One Franklin Parkway, San Mateo,
California, 94403.

Steven Gray presided at the Meeting and acted as Secretary.   Mr.
Gray appointed Joyce L. Sanns to serve as Inspector of Election.

The reading of the "Notice of 2003 Annual Shareholders' Meeting" dated January 10, 2003, was waived. Mr. Gray indicated that the Notice of the Meeting and the accompanying Proxy Statement would be entered into the Minutes of the Meeting.

An alphabetical list of shareholders entitled to vote at the Meeting and the proxies which had been executed by the shareholders were then presented. The Inspector of Election reported that on the record date, December 13, 2002, there were 27,764,831.291 shares of the Fund issued, outstanding and entitled to vote at the Meeting, and that a majority of such shares was represented by proxy at the Meeting and there was the quorum needed to transact the business of the Meeting.

Mr. Gray then called for voting on the matters set forth in the Proxy Statement. Ms. Sanns then reported that the proposal passed and the voting was as follows:
1.

Regarding the election of a Board of Trustees of the Fund:




                              Shares
         Trustees               For        Withheld Or
                                             Abstain
  Frank H. Abbott         22,475,085.107   593,638.735
  Harris J. Ashton        22,532,108.141   536,615.701
  Robert F. Carlson       22,488,140.030   580,583.812
  S. Joseph Fortunato     22,537,837.141   530,886.701
  Edward B. Jamieson      22,488,512.030   580,211.812
  Charles B. Johnson      22,524,578.141   544,145.701
  Rupert H. Johnson, Jr.  22,539,282.141   529,441.701
  Frank W.T. LaHaye       22,534,589.141   534,134.701
  Gordon S. Macklin       22,535,403.141   533,320.701



There being no further business to come before the meeting, upon motion duly made, seconded and carried, the Meeting was adjourned.



     Dated:  February 24, 2003


     /s/Steven Gray__________________
     Steven Gray
     Acting Secretary